Exhibit 32.1
CERTIFICATION

PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
Each of the undersigned officers of Quanta Services, Inc. (the “Company”) hereby certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to such officer’s knowledge that:
(1) the accompanying quarterly report on Form 10-Q for the period ending September 30, 2026 as filed with the U.S. Securities and Exchange Commission (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and
(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
Dated: October 29, 2026

/s/ EARL C. AUSTIN, JR.
Earl C. Austin, Jr.
President and Chief Executive Officer

Dated: October 29, 2026

/s/ JAYSHREE S. DESAI
Jayshree S. Desai
Chief Financial Officer